Exhibit 10.1

                              SALES CONTRACT(S/C)

                                                                 No: FN1011I-068

The Seller:                                       The Buyer:
Anhui Hummer Dynamo Co., Ltd                      Greenwind Nrg Inc
                                                  President :James Sammon

Lujiang Industry Park, Anhui province, China                     Date: 15-Nov-10
Marketing Center: Room 2904, 53 Building, Jindi
International City, No.88 South of Maanshan
Road , Hefei ,China
                                                  Spur Hill, Doughcloyne
                                                  Togher, Cork , Ireland

TEL: 86-551-3441230 3441231
FAX: 86-551-3442991                                     Signed at: Hefei, China

The undersigned Seller and Buyer have agreed to conclude the following transaction on terms and conditions as specified below:


COMMODITY, SPECIFICATION         QUANTITY(SET)    UNIT PRICE       TOTAL VALUE
------------------------         -------------    ----------       -----------

Wind Generator                                   FOB SHANGHAI

H6.4-5000W
(complete kits for 5KW off grid
wind generator system with free
standing tower and 20PCS 12V
200Ah AGM battery)                    1           US$15,052.00     US$15,052.00

H6.4-5000W
(complete kits for 5KW off grid
wind generator system with
hydraulic tower and 20PCS 12V
200Ah AGM battery)                    1           US$16,954.00     US$16,954.00

H2.7-500W
(complete kits for 500W off
grid wind generator
system with guyed tower)              1           US$692.00        US$692.00

Total                                 3                            US$32,698.00

1. Shipment: By sea
2. Packing: Nylon bags for free stanidng tower and hydraulic tower, other parts are packed with plywood crates.
3. Payment: 30% T/Tin advance ,the other 70% balance will be paid before delivery
4. Delivery time: 20 working days after deposit is received
5. Time of payment: Within one week after SC is been signed
6. Insurance: to be effected by the buyer

Remarks:

1 The Buyer shall execute this S/C before the above-stipulated  time(See Article
6), failing which the Seller reserves the right to rescind without further notice, or to accept whole or any part of this S/C non fulfilled by the Buyer, or to lodge a claim for direct losses sustained, if any.

2 Quantity /Quality discrepancy: In case of quantity or quality discrepancy, claim should be filed by the Buyer within 15 days or 30 days respectively after the arrival of the goods at port of destination. In case of quality discrepancy, the inspection certificate issued by an international surveyor or its agent (or representative) is requested together with the claim by the Buyer. All charges and costs of such inspection and certificate should be borne by the Buyer.

3 All disputes arising from the execution of, or in connection with this S/C, shall be settled amicably through friendly negotiation. In case no settlement can be reached through negotiation, the case shall then be subnitted to China International Economic and Trade Arbitration Commission in Beijing for arbitration. The arbitral award is final and binding upon both parties.

4 The Seller shall not be held liable for failure or delay in delivery of the entire lot or a portion of the goods under this S/C in consequence of any Force Majeure incidents.

5 The Buyer is requested immediately after receipt of this S/C to sign and return its copy. Objection, if any, should be raised by the Buyer within five days after the receipt of this S/C, in the absence of which it is understood that the Buyer has accepted the terms and conditions of this S/C.

6 This S/C is to be effective to the Seller on the condition that it is duly signed by the Seller's legal person or his authorized agent acting within the scope permitted, and applied with the seal of Anhui Hummer Dynamo Co.,Ltd


(The Seller)                                                         (The Buyer)